Exhibit 99.2

To our Valued Stockholders:

As we enter the second half of the year, we want to continue to provide you with an update on the industrial real estate sector and performance of Black Creek Industrial REIT IV Inc. (BCI IV). The broader economy continues to face headwinds as a result of COVID-19 (COVID), with impacts on commercial real estate varying dramatically across property types. The industrial real estate sector in which we invest continues to outperform most property sectors1. As of July 31, 2020, our wholly owned portfolio was 97.4% leased to a broad roster of tenants across 55 assets in 18 markets. After adjusting for the impact of forbearance, we received or agreed to defer 99% of our rent originally payable for the month of July, reflecting the continued resilience in the industrial sector and strength of our portfolio.

BCI IV’s total return during July, with respect to Class T shares (without upfront sales charge), was 0.37%, including a net monthly distribution of $0.037 per Class T share, which is equivalent to an annualized yield of 4.42%2 based on NAV. Our NAV per share at July 31, 2020 was $10.063, which was flat relative to the previous month’s NAV per share, and represents, as of that date, with respect to Class T shares (without upfront sales charge), a trailing one year return of 4.64% and a since inception4 annualized return of 4.77%2. Altus Group, our Independent Valuation Advisor, continues to monitor and update its valuation assumptions including making certain factual and market based COVID related adjustments to the cash flows used to determine our real estate valuations, which are reflected in our NAV. Our Independent Valuation Advisor is responsible for overseeing the valuation of over $500 billion of institutional real estate throughout the U.S. We believe these COVID-related adjustments, including adjustments for items such as rent forbearance agreements and credit losses, which have been reflected in our NAV since the early stages of the COVID pandemic in the U.S., remain appropriate to account for short-term uncertainties and such reserves continue to be reflected in July’s NAV.

We remain confident in our ability to navigate through this period with discipline and conviction. Our investment strategy has remained consistent with a focus on well-located, highly functional bulk distribution and light industrial facilities in the largest distribution and logistics markets across the country. On July 15, 2020, BCI IV acquired from Industrial Property Trust, an affiliate of BCI IV’s sponsor, a minority interest in two portfolios aggregating 83 properties, including 18 buildings under construction or in the pre-construction phase. This acquisition is a great compliment to the existing BCI IV portfolio, giving us access to a high quality portfolio in mostly tier 1 locations and the potential for additional upside as assets complete construction and are stabilized. While we continue to seek out additional acquisition opportunities, we have seen a significant slowing of marketed transactions around the country. That said, our team remains a patient buyer of assets and stands ready to capitalize as investment opportunities arise. However, slower than anticipated investment of capital may reduce BCI IV’s near term cash flow and may result in a short-term drag on NAV in the absence of asset appreciation or continued expense support from our advisor.

The economic challenges resulting from the COVID pandemic continue to evolve, and we are constantly evaluating its impact. We continue to believe that the U.S. industrial real estate sector remains one of the best positioned within commercial real estate. The U.S. industrial real estate sector entered this crisis with historically strong operating fundamentals complemented by structural tailwinds from the growth of e-commerce and we believe industrial fundamentals will remain resilient through the economic disruption. Over the past 10 years, we have seen e-commerce sales grow approximately 15%5 annually, and before COVID, e-commerce was expected to grow from 14%5 of overall retail sales to more than 25%6 by 2025. However, with the rapid adoption of e-commerce seen over the past few months, we expect that the growth could reach 25% well before 2025. Further, we remain confident in our investment strategy and believe BCI IV is well positioned to navigate through these uncertain times and ultimately create long-term value for our stockholders. Most of all, we appreciate the trust you have placed in us and hope you all are staying safe.

Sincerely,

The Black Creek Team

Forward-Looking Statements

This letter includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding BCI IV’s ability to successfully navigate through the current economic uncertainty, the resiliency of industrial real estate, BCI IV’s ability to acquire additional high quality industrial assets, BCI IV’s ability to continue to collect rent at current levels and to collect any rent abatements over time, the potential benefits of the acquisition of minority interests in two portfolios of properties, the expected increase in e-commerce sales, and the ability of our advisor’s asset management teams to successfully manage our properties and restructure leases, if necessary. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our tenants being more significant than expected, the slower pace at which capital is expected to be raised compared to the pace of the first three months of 2020, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our tenants’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the Securities and Exchange Commission (“SEC”). We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

1 National Council of Real Estate Investment Fiduciaries, 2020.

2 For the same trailing one-month period ended July 31, 2020, Class T shares (with sales charge) returned -4.14%, Class I shares returned 0.46% and Class W shares (with ongoing distribution fee) returned 0.41%. For the same trailing one-month period ended July 31, 2020, BCI IV paid $0.037, $0.045 and $0.041 in distributions for Class T shares (with ongoing distribution fee), Class I shares and Class W shares (with ongoing distribution fee), respectively. For the same trailing one-year period ended July 31, 2020, Class T shares (with sales charge) returned -0.07%, Class I shares returned 5.67% and Class W shares (with ongoing distribution fee) returned 5.15%.  For the period from their respective inception dates to July 31, 2020, the annualized return for Class T shares (with sales charge) was 3.03%, for Class I shares was 5.81% and for Class W shares (with ongoing distribution fee) was 5.34%. Annualized yield is calculated as the current month’s gross distribution, less the current month’s distribution fees, annualized and divided by NAV. While the annualized yield is based on NAV, most Class T shares are sold at a price equal to NAV plus upfront selling commissions and fees of 4.5% of the purchase price. The inception date for Class I Shares was November 1, 2017, and for Class W Shares was July 2, 2018. Performance is measured by total return, which includes income and appreciation (i.e., distributions paid and changes in NAV through the end of the applicable period) and is a compound rate of return that assumes reinvestment of all distributions for the respective time period. Past performance is not a guarantee of future results. Performance would be lower if calculated assuming that distributions are not reinvested. Performance data quoted above is historical and applies to Class T shares only. For the same periods, the return on Class T performance may be higher or lower than the performance data quoted. Actual individual investor returns will vary. The returns have been prepared using unaudited data and valuations of the underlying investments in BCI IV’s portfolio, which are estimates of fair value and form the basis for BCI IV’s NAV. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated on any given day.

3 See BCI IV’s Current Report on Form 8-K, filed with the SEC on July 15, 2020 for important additional information concerning the calculation of our NAV as of July 31, 2020.

4 Inception is the date shares of BCI IV’s common stock were first issued to third-party investors in its initial public offering. The inception date for Class T shares was November 1, 2017.

5 Source: Bloomberg Q4 2019.

6 Source: IMS Worldwide Inc, 2016.